387176.1
22891-0999
                                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Talk Visual Corporation
Miami, Florida

     We consent to the inclusion of our report, dated March 30, 2000, with respect to the consolidated financial statements of Talk Visual Corporation, and to the reference to our Firm under the heading "Experts," in the Registration Statement on Form SB-2/A, No. 333-43806.



                                                   MAYER RIPSLER & COMPANY, P.C.

Brooklyn, New York
October 5, 2000